                                                                   EXHIBIT 10.38

NORTH CAROLINA
BUNCOMBE COUNTY

                                                                       AGREEMENT

         This Agreement made this 1st day of October, 2001, by and between Asheville Packing Company, Inc., hereinafter referred to as APC, Clarence H. Cannon, hereinafter referred to as CHC, Ralph E. Cannon, hereinafter referred to as REC, and Leona Benson Cannon, hereinafter referred to as LBC, Sellers, and Momentum Food Service, Inc., hereinafter referred to as MFS, Buyer.

                                   WITNESSETH:

         The Seller, APC, is the owner of real property located in Buncombe County, North Carolina as set forth on Schedule "A" hereto attached and various tangible and intangible assets as shown on the books of the corporation.

         The Sellers, CHC, REC and LBC, are the owners of various tracts of real property in Buncombe County, North Carolina as set forth on Schedule "A" hereto attached.

         The Sellers wish to sell and the Buyer wishes to purchase said assets of APC and the real property described on Schedule "A" upon the terms and conditions hereinafter set forth.

         Now, therefore, in consideration of the premises and other good and valuable considerations, receipts of which is acknowledged, it is hereby agreed as follows:

1.       The Closing

         The closing shall take place on October 1, 2001.

2.       The Purchase Price and Obligation of Sellers and Buyer.

         The Purchase Price shall be $ 1,600,000.00 and payable as follows:

         A. At the closing, Buyer shall place the sum of $10,000.00 in escrow and to be held in the trust account of Shuford, Best, Cagle and McClellan, P.A.

         B. At the closing, APC shall deliver a Bill of Sale to Buyer for the tangible and intangible assets of APC.

         C. At the closing, APC, CHC, REC and LBC shall place executed warranty deeds for the real property listed on Schedule "A" in escrow and to be held by Shuford, Best, Cagle and McClellan, P.A. until Buyer has secured the funds, as hereinafter set forth, to complete the transaction. At the completion of the transaction the deeds shall be delivered to Buyer for recording. The completion date shall be on or before December 3, 2001.

         D. The purchase price shall be paid on the completion date as follows:

                  (i)      The escrow funds of $10,000.00

                  (ii) $1,190,000.00 cash from the proceeds of a loan to be secured by Buyer from a lender of its choosing upon such terms and conditions as said lender commits to;

                  (iii) A purchase money promissory note and deed of trust on the real property transferred to Buyer payable to APC in the amount of $400,000.00 at an interest rate of 8% per annum amortized over a 15 year period payable in consecutive monthly installments for 35 months with a balloon payment on the 36th month. Monthly payments shall begin 30 days from the completion date. If the amount of lender's loan shall be less than $1,200,000.00, Sellers agree to increase the amount of the purchase money loan by the amount of the decrease from $1,200,000.00. Within one year from the completion date, the principal amount of the Note shall, at Seller's option, be convertible into shares of Floridino's International Holdings, Inc. common stock under Rule 144(c) based upon a per share price of $2.00 which such shares shall be subject to a right of first refusal by the Buyer. The re-purchase price shall be at the then market value of the common stock.

                  (iv) The Buyer shall immediately following the closing apply for the lender loan and use its best efforts to obtain a loan in the amount of $1,200,000.00.

         E. The real property taxes and personal property taxes for the year 2001 on the property sold shall be prorated as of October 1,2001 and paid on the completion date.

         F. The tangible and intangible personal property conveyed to Buyer by APC shall not include the following assets shown on the August 31, 2001 balance sheet of APC:

                  (i)      a 1993 Buick Roadmaster;

                  (ii) a 1999 Ford Expedition subject to a loan from Asheville Savings Bank and all payments on this loan are to be made by REC beginning on 10/1/01 and said loan shall be paid in full on December 3, 2001 by REC;

                  (iii) two life insurance policies on the lives of CHC and REC; the cash value thereof which is subject to loans thereon;

                  (iv) Shareholder loan in the amount of $ 130,243.04 to CHC and REC with any promissory notes evidencing said indebtedness;

         G. The tangible and intangible personal property conveyed to Buyer by APC shall include but not be limited to the following:

                  (i)      The inventory as of October 1, 2001;

                  (ii) The accounts receivable as of October 1, 2001 less the stockholder loans in F (iv);

                  (iii) The accounts payable as of October 1, 2001 less the Asheville Savings Bank loan less the items set forth in J below;

                  (iv) Cash on hand and cash in the bank as shown on the September 30, 2001 balance sheet less funds needed to pay the items in J below;

         H. The name, Asheville Packing Company, shall be transferred to Buyer and APC shall change its corporate name promptly following the closing. The USDA number will be transferred to Buyer.

         I. At the closing, Buyer shall enter into a two year consulting agreement with REC, the terms of which shall include (i) strict non-compete provisions during the term and continuing for one year thereafter, (ii) consulting fees of $2,000.00 per month during the employment term, and (iii) a performance based bonus of 50,000 shares of Buyer per year for each year of the term upon mutually acceptable terms and conditions.

         J. At the closing, APC shall issue a check payable to Buyer in the amount of cash in bank as shown on its balance sheet as of September 30,2001 less the amount APC owes for North Carolina and Federal Income Tax Withheld from employees' pay, PICA taxes due, Federal and North Carolina Unemployment taxes due and North Carolina Sales taxes due.

         K.       Buyer may assume APC's North Carolina Unemployment Insurance
                  (NCUI) rating as of closing.

         L. Buyer will receive all the business records of Seller on hand at the closing and give Seller access to said records if requested by APC.

         M. APC warrants that all equipment transferred to Buyer at closing is in good mechanical working condition. No further warranty is made thereafter regarding the equipment purchased.

         N. The Selling Parties shall have the authority to allocate the purchase price among the assets transferred at the closing as of the completion date.

         O. Buyer shall have the right to assume the present telephone number of APC and the yellow pages advertising.

3.       Survival of the Agreement After Closing

         The terms and provisions of this Agreement shall survive the closing on October 1, 2001 thru the completion date.

4.       Warranties of Sellers

         A. All of the Selling Parties warrant that each has full authority and legal capacity to execute this agreement and any documents related thereto and carry out the terms and provisions thereof, that there are no legal actions pending or threatened against any party hereto, that there are no employment contracts in existence with any employee of APC and that there are no liabilities of any party hereto against the assets transferred other than shown on APC's balance sheets. Further, there are no liens or mortgages outstanding against any of the real property or personal property to be transferred except property taxes which are to be prorated at the completion date.

         B. Authority; Execution and Delivery; Requisite Consents, Nonviolation Sellers have all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Sellers. This Agreement is duly executed and delivered by the Sellers and the legal, valid and binding obligation of the Sellers, enforceable against Sellers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

5.       Maintenance Contracts

         Buyer assumption of maintenance contracts, if any, of APC on tangible assets transferred to Buyer as of October 1, 2001.

6.       Representations and Warranties of Buyer

         Buyer hereby represents and warrants to, and agrees with, the Seller as follows:

         A.       Organization, Good Standing and Qualification
                  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Buyer has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

         B. Authority; Execution and Delivery; Requisite Consents Nonviolation Buyer has all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement is duly executed and delivered by the Buyer and the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

7.       Default on Obligation to Perform

         A. In the event Sellers default and fail to complete their respective obligations under this Agreement, the deposit monies shall be returned to Buyer, the deeds in escrow shall be returned to Sellers and the assets of APC shall be returned to the successor corporation of APC less normal wear and tear. The return of such properties shall not be deemed a waiver of any rights and remedies to which Buyer may be entitled to.

         B. In the event Buyer defaults and fails to complete its obligations under this Agreement, the return of properties as set forth in paragraph 7A shall be followed. The return of such properties shall not be deemed a waiver of any rights and remedies to which Seller may be entitled to.

8.       Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

9.       Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of North Carolina without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be brought in the state and Federal courts of the State of North Carolina. Each of the parties waives any right to object to the jurisdiction or venue of either of such courts or to claim that such courts are an inconvenient forum.

10.      Successors

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

11.      Entire Agreement

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, understandings and agreements, oral or written and cannot be changed except by an instrument in writing signed by the parties hereto.

12.      Headings

         The headings in this Agreement are for convenience of reference only, are not a part hereto and shall not affect the interpretation or construction hereof.

13.      Notices

         Any notice required or permitted hereunder shall be in writing, and shall be delivered personally or sent by certified mail, return receipt required, or confirmed facsimile transmission as follows:

If to Seller:              Mr. Ralph E. Cannon
                           457 Avery Creek Road
                           Arden,NC 28704

with copy to:              William B. Cagle
                           PO Box 1530
                           Asheville, NC 28802

If to Buyer:               Floridino's International Holdings, Inc.
                           3560 Cypress Gardens Drive
                           Winter Haven, FL 33884
                           Attn: Nick Pirgousis

with copy to:              Michelle Kramish Kain, Esquire
                           750 Southeast Third Avenue
                           Suite 100
                           Fort Lauderdale, FL 33316

         In Witness Whereof, the parties have duly executed this agreement as of the date first above written.

Sellers                                     Buyers
Asheville Packing Company, Inc.             Momentum Food Service, Inc.

By: /s/ Ralph E. Cannon                     By: /s/ Nick Pirgousis
    -----------------------                     ------------------------
President                                       Title CHAIRMAN

/s/ Ralph E. Cannon
---------------------------
Ralph E. Cannon

/s/ Clarence H. Cannon
---------------------------
Clarence H. Cannon

Leona Benson Cannon

BY: Clarence H. Cannon
    -----------------------
Attorney-in-fact

                                  Schedule "A"

Asheville Packing Company, Inc. - Real Property
PIN: 9648.13-04-4999 and 9648.13-04-4326

Clarence H. Cannon and Ralph E. Cannon - Real Property
PIN: 9648.13-04-4120, 9648.13-04-4159, 9648.13-04-4155 and 9648.13-04-5120

Leona Benson Cannon - Real Property
9648.13-04-4246

NORTH CAROLINA                                    CONTRACT TO SELL REAL PROPERTY
BUNCOMBE COUNTY

         This contract to sell real property made this 1st day of October, 2001, by and between Asheville Packing Company, Inc., a North Carolina corporation ("APC"), Clarence H. Cannon ("CHC"), Ralph E. Cannon ("REC") and Leona Benson Cannon ("LBC"), hereinafter referred to as "Sellers" and Momentum Food Services, Inc. ("Buyer") hereinafter referred to as Buyer.

                                   WITNESSETH:

         For and in consideration of the terms and conditions hereinafter set forth, the sellers agree to sell and convey the real property hereinafter described to Buyer by North Carolina form general warranty deeds and Buyer agrees to pay Sellers with valuable considerations as hereinafter set forth.

         1. The real property to be conveyed (sometimes called the property or "property" herein) are those parcels of land and the buildings and improvements situated thereon, located in the City of Asheville, Buncombe County, North Carolina and described as PIN 9648.13-04-4999, 9648.09-05-5120, 9648.09-05-4155,
9648.09-05-4159, 9648.09-05-4246, 9648.09-05-4120 and 9648.09-05-4326 and/or PIN
# 9648.09-05-4120, 4194, 4246 and 4326 as described in Deed Books 1198 page
247; 2610 page 635; 1843 page 491; 2136 page 548; 1246 page 442 and 1311 page
409, Buncombe County Registry. The legal descriptions are hereto attached.

         2. The purchase price for said real property shall be paid as follows:

                  a) Buyer, by and through its parent company, Floridino's International Holdings, Inc., has deposited the sum of $ 1 0,000.00 with the law firm of Shuford, Best, Cagle and McClellan, PA. Upon closing, the deposit shall be returned to said parent company by said law firm.

                  b) Buyer, by and through its parent company, Floridino's International Holdings, Inc., shall transfer 800,000 shares of common stock of Floridino's International Holdings, Inc., to Seller. Such common stock shall be purchased from Seller pursuant to a certain Common Stock Purchase Agreement of even date herewith ("the Stock Agreement"). Buyer shall execute and deliver to sellers a purchase money deed of trust in the amount of $1,400,000.00 as security for the guaranty of the obligations of Gaby Holdings II LLC, as set forth in said Stock Agreement, pursuant to a Guaranty Agreement of even date herewith ("the Guaranty Agreement"). Foreclosure proceeding under the terms of said Deed of Trust may be commenced only upon a default in the payment schedule by Gaby Holdings II LLC under the terms of said Stock Agreement and after notice has been given as provided for in said Deed of Trust, Stock Agreement and/or Guaranty Agreement and any applicable cure period has expired.

         3. Sellers warrant that there are no liens against said real property or government laws or regulations that would prevent Buyer from the reasonable use of the property as it was used by sellers.

         4. Real property taxes are to be prorated at closing.

         5. The closing, of this sale shall be held on or before December 1,2001. Sellers shall pay for deed preparation, their attorney fees, documentary stamps and any other transfer taxes in connection with the conveyance of said real property. Buyer shall pay for all recording costs, its attorney fees, survey, title insurance premium and hazard insurance premium.

         6. Buyer shall name Sellers as a loss payee on any hazard insurance policy it obtains on the real property to be conveyed.

         7. Buyer and Sellers each warrant to the other that it and they have not dealt with any real estate broker in connection with this transaction, but if any claim is made by any realtor, the party which dealt with such realtor shall pay the commission due without loss to other party.

         8. TITLE EXAMINATION AND OBJECTIONS. Title to the Property at the Closing shall be marketable fee simple and good of record and in fact. At the Closing, Seller shall convey marketable title to the Property in fee simple by means of a general warranty deed, free and clear of any and all liens, mortgages, deeds of trust, security instruments, leases, tenancies and occupancies, covenants, conditions, restrictions, easements, rights-of-way, licenses, encroachments, judgments or encumbrances of any kind except:

         (i) the lien of real estate taxes not yet due and payable; and

         (ii) zoning and building restrictions and other laws, ordinances and regulations of governmental bodies having jurisdiction over the Property, easements, rights-of-way and other matters that would be disclosed by an accurate survey, and which are acceptable to Purchaser.

         9. Sellers have not received any notice of nor are they aware of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain which might result in any part of the Property being taken by condemnation or conveyed in lieu thereof. Further, Sellers are not aware of any action, suit or proceeding pending or threatened which would affect the Property or title thereto. Sellers further represent and warrant that to the best of Sellers' knowledge (i) the Property is not in violation of any laws or ordinances or any regulations, orders or other requirements of any governmental authority having jurisdiction over the Property, including without limitation any of the foregoing which relate to public health and safety, worker health and safety, or pollution or protection of the environment, including those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any hazardous substance, noise, radiation, emission or condition (ii) no consent or approval of any third party is necessary for the conveyance of the Property pursuant to this Agreement, (iii) there are no leases, tenancies or occupancies or options to acquire or lease any interest in the Property, (iv) there are no building service agreements affecting the Property except as may be set forth on Schedule A attached hereto, (iv) all utilities necessary for the conduct of business operations on the Property as is being conducted by APC on the Property as of the date of this Agreement are available and sufficient for such business operations, (v) the improvements necessary for the conduct of business operations on the Property as is being conducted by APC on the Property as of the date of this Agreement are in working order and condition as of the date of this Agreement and (vi) a valid certificate of occupancy for the improvements on the Property is in effect and permits the use of the improvements as they are being used as of the date of this Agreement. Sellers will bring all of Sellers' representations and warranties contained in this Agreement current to the date of closing by delivery of an appropriate certificate at closing. Such representations and warranties will survive the closing for a period of three years.

         10. Sellers will deliver to Purchaser at closing, an affidavit in a form reasonably satisfactory to Purchaser stating that Sellers are not "foreign" persons" as that term is used in Section 1445 of the Internal Revenue Code. Sellers will furnish at closing lien waivers showing no mortgage or liens against the Property and any other documents required by Buyer's title insurance company to insure Buyer's title to the Property subject to the matters to which Buyer has agreed to accept title, pursuant to Paragraph 8 of this contract.

         11. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of North Carolina.

         12. FURTHER ASSURANCES. The parties hereto agree that they will each take steps and execute such documents as may be reasonably required by the other party or parties to carry out the intents and purposes of this Agreement.

         13. SEVERABILITY. In the event any provision or portion of this Agreement is held by any court of competent jurisdiction to be invalid or unenforceable, such holding will not affect the remainder hereof, and the remaining provisions shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

         14. AUTHORITY. Seller and Purchaser hereby represent, covenant and warrant that all actions necessary by their respective Board of Directors, shareholders, partners or member/managers will have been obtained and that they will have been specifically authorized to enter into this Agreement and that no additional action will be necessary by them in order to make this Agreement legally binding upon them in all respects. Purchaser and Seller covenant to provide written evidence of compliance with this Section prior to Closing.

         15. NO SURVIVAL. Closing shall constitute acceptance of performance of all obligations hereunder unless, by its clear and express terms a provision provides for performance after closing. The provisions of Paragraph 9 of this Contract shall survive the closing for the period provided for therein.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Sellers                                         Buyer

                                                Momentum Food Services, Inc.

/s/ Ralph E. Cannon                             By /s/ Nick Pirgousis
---------------------------                        --------------------------
Ralph E. Cannon                                    Nick Pirgousis, President

/s/ Clarence H. Cannon
---------------------------
Clarence H. Cannon

/s/ Leona Benson Cannon
---------------------------
Leona Benson Cannon

By /s/ Clarence H. Cannon

Asheville Packing Company, Inc.

By /s/ Ralph E. Cannon
   ---------------------------

                                   EXHIBIT "A"

              Assets of Asheville Packing Company, Inc. transferred
                         to Momentum Food Service, Inc.

1.       Inventory on hand as of October 1, 2001.

2. Accounts receivable as of October 1, 2001, less stockholder loans due from Clarence H. Canon and Ralph E. Cannon.

3.       Accounts Payable as of October 1, 2001 less

         (a) North Carolina and Federal Income Taxes withheld from employees' pay;

         (b)      FICA taxes due Internal Revenue Service;

         (c)      North Carolina Unemployment Taxes due as of September 30,
                  2001;

         (d)      North Carolina Sales Taxes due as of September 30, 2001;

         (e)      Promissory Note due Asheville Savings Bank on 1999 Ford
                  Expedition.

4.       The name Asheville Packing Company.

5.       The telephone number 828-258-1076.

6. Cash on hand and in the bank as of October 1, 2001 less items a, b, c and d in item 3 above.

7.       North Carolina Unemployment Insurance (NCUI) Rating.

8. Deed to Real Property owned by Asheville Packing Company, Inc. to be held in escrow until completion date.

9.       The USDA number held by Asheville Packing Company, Inc.

                                   SCHEDULE A

                           Building Service Agreements

                                      None

                                   EXHIBIT "A"

         Beginning at an unmarked point which is located where the Eastern margin of the right of way of Depot Street intersects with the Southern margin of the right of way of Bartlett Street; and runs thence with the said Southern margin, North 84 degrees 27' East 100 feet to a point where said Southern margin intersects with the Western margin of the right of way of Ralph Street; thence with said Western margin the following 7 courses and distances: South 22 degrees 45' East 79.56 feet, South 23 degrees 0' 16" East 43.57 feet, South
22 degrees 40' 53" East 50.06 feet, South 23 degrees 55' 06" East 31.86 feet, South 22 degrees 45' East 65.95 feet, South 39 degrees 39' 39" East 10.32 feet, South 37 degrees 49' 56" East 79.88 feet and South 36 degrees 14' 57" East 56.91 feet to an iron pipe at the intersection of said Western margin with the Northern margin of an alley; thence with said margin of said alley, South
42 degrees 15' West 278.95 feet to an iron pin in the Eastern margin of the right of way of Depot Street; thence with said Eastern margin the following 2 courses and distances: North 47 degrees 46' West 77 feet and North 5 degrees
33' West 170 feet to an iron pin; thence leaving said margin; North 82 degrees 12' 24" East 104,52 feet to an iron pin; thence North 5 degrees 56' 30" West
20.79 feet to an iron pin; thence South 82 degrees 14' 52" West 104.38 feet to a point in said Eastern margin; thence with said Eastern margin, North 5 degrees 33' West 323.13 feet to the beginning, containing 2.049 acres, more or less. The above described property is shown on a survey by J. Glenn Haynes, RLS, dated 11/19/01 (B-5628) entitled survey for Momentum Food Services, Inc. and being all of Lots 1,2,3,4,5,6,7,8,9, 10, 11, 12,14, and 15 and a portion of Lot 13 of
Block F as shown on a plat recorded in Plat Book 16 page 44, Buncombe County, NC Registry reference to which is hereby made.

         Being all the real property conveyed by deeds recorded in said Registry in Book 1198 page 247, Book 2610 page 635, Book 1843 page 491, Book 2136 page 548, Book 1246 page 442 and Book 1311 page 469 reference to which is hereby made.

STATE OF NORTH CAROLINA

COUNTY OF BUNCOMBE                                                  BILL OF SALE

         In consideration of the sum of $10.00 and other good and valuable considerations, the receipt of which is hereby acknowledged Asheville Packing Company, Inc., a North Carolina corporation, hereinafter referred to as "Seller" hereby grants, sells, bargains, conveys and delivers unto Momentum Food Service, Inc. hereinafter referred to as "Purchaser" all those items of personal property shown and described on the attached Exhibit "A", used in connection with its business at 362 Depot Street, Asheville, NC 28801. This Bill of Sale is made pursuant to a Purchase Agreement entered into between Seller and Buyer dated October 1, 2001, ("the Contract").

         Seller warrants that it is the legal owner of all such personal property above described and that said personal property is free from all liens and encumbrances.

         In WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized officer and its corporate seal to be hereunto affixed, this 1st day of October, 2001.

                                          ASHEVILLE PACKING COMPANY, INC.

                                          By: /s/ Ralph E. Cannon
                                              ----------------------------------
                                              President

ATTEST:

/s/ Clarence H. Cannon
---------------------------
    Secretary

                                   EXHIBIT "A"

              Assets of Asheville Packing Company, Inc. transferred
                         to Momentum Food Service, Inc.

1.       Inventory on hand as of October 1, 2001.

2. Accounts receivable as of October 1, 2001, less stockholder loans due from Clarence H. Canon and Ralph E. Cannon.

3.       Accounts Payable as of October 1, 2001 less

         (a) North Carolina and Federal Income Taxes withheld from employees' pay;

         (b)      FICA taxes due Internal Revenue Service;

         (c)      North Carolina Unemployment Taxes due as of September 30,
                  2001;

         (d)      North Carolina Sales Taxes due as of September 30, 2001;

         (e)      Promissory Note due Asheville Savings Bank on 1999 Ford
                  Expedition.

4.       The name Asheville Packing Company:

5.       The telephone number 828-258-1076.

6. Cash on hand and in the bank as of October 1, 2001 less items a, b, c and d in item 3 above.

7.       North Carolina Unemployment Insurance (NCUI) Rating.

8. Deed to Real Property owned by Asheville Packing Company, Inc. to be held in escrow until completion date.

9.       The USDA number held by Asheville Packing Company, Inc.